UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 6, 2008
Skilled Healthcare Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33459	20-3934755
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

27442 Portola Parkway, Suite 200 Foothill Ranch, CA (Address of Principal Executive Offices)	92610 (Zip Code)
(949) 282-5800
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 99.1

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 11, 2008, the board of directors (the “Board”) of Skilled Healthcare Group, Inc., a Delaware corporation (the “Company”), announced the appointment of M. Bernard Puckett, age 63, to the Board as a Class I director and as a member of the Audit Committee and Compensation Committee of the Board, effective as of February 6, 2008. Mr. Puckett will hold office until the 2008 annual meeting of stockholders (and until his successor is duly elected and qualified). The Board has affirmatively determined that Mr. Puckett is “independent” after applying the Company’s categorical standards contained in its Corporate Governance Guidelines. Upon the effectiveness of Mr. Puckett’s appointment to the Board, the number of members of the Board that are independent under the applicable rules of The New York Stock Exchange and Securities and Exchange Commission will be 5 persons and the total number of board members will be 9 persons.
On February 15, 2008, the date that is two full trading days after the announcement by the Company of its operating results for the fourth quarter of 2007, Mr. Puckett will receive a grant of 2,342 shares of restricted stock, which will fully vest on the first anniversary of the grant. Mr. Puckett will also receive an annual retainer of $30,000 and is eligible to receive fees for board meeting attendance of $1,500 for each meeting attended in person and $500 for each meeting attended by teleconference (or $1,500 if the teleconference meeting lasts more than two hours).
There is currently no arrangement or understanding between Mr. Puckett and any other persons pursuant to which Mr. Puckett was selected to serve as a director of the Company and Mr. Puckett is not a party to any transaction that would be required to be disclosed by the Company pursuant to Item 404(a) of Regulation S-K.
Prior to joining the Board, Mr. Puckett served as a director of Openwave Systems, a worldwide leader of open IP-based communication infrastructure software and applications to the wireless communications industry, beginning in November 2000 and as Chairman of the Board from October 2002 until September 2007. From January 1994 to January 1996, Mr. Puckett was with Mobile Telecommunications Technologies, a telecommunications firm, serving most recently as its President and Chief Executive Officer. Prior to that, Mr. Puckett served as Senior Vice President of Strategy and Business Development for IBM Corp. Mr. Puckett also serves as a member of the board of directors of both IMS Health, a publicly traded leading provider of information to the pharmaceutical industry, and Direct Insite Corporation, a global provider of electronic invoice presentment and payment.
On February 11, 2008, the Company issued a press release announcing the election of Mr. Puckett to the Board. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit	Description

99.1	Press Release, dated February 11, 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SKILLED HEALTHCARE GROUP, INC.
Date: February 12, 2008	/s/ Roland G. Rapp
Roland G. Rapp
General Counsel, Secretary and Chief Administrative Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release, dated February 11, 2008.